As filed with the Securities and Exchange Commission on November 19, 2003

Registration No. 333-56983

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XTO ENERGY INC.	CROSS TIMBERS ROYALTY TRUST
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Texas
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

75-2347769	75-6415930
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

810 Houston Street Fort Worth, Texas 76102 (817) 870-2800	Bank of America, N.A., Trustee 901 Main Street, 17th Floor Dallas, Texas 75202 (877) 228-5083
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank G. McDonald 810 Houston Street Fort Worth, Texas 76102 (817) 870-2800	Nancy G. Willis 901 Main Street, 17th Floor Dallas, Texas 75202 (877) 228-5083
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. WILLIAM BLAIR, Esq.

Kelly, Hart & Hallman, P.C.

201 Main Street, Suite 2500

Fort Worth, Texas 76102

(807) 332-2500

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

This Post-Effective Amendment No. 1 to Registration Statement shall become effective in accordance with Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, as amended (Reg. No. 333-56983), which was declared effective on July 2, 2001, is being filed to deregister all unsold units of beneficial ownership of Registrant, Cross Timbers Royalty Trust. On September 18, 2003, Registrant, XTO Energy Inc. (formerly named Cross Timbers Oil Company), distributed to its stockholders by way of a dividend, in a transaction not requiring registration under the Securities Act of 1933, all units of beneficial ownership of Cross Timbers Royalty Trust that were held by XTO Energy Inc. No units of beneficial interest were sold under this Registration Statement. In accordance with the undertaking contained in the Registration Statement, this Post-Effective Amendment No. 1 is being filed to terminate the Registration Statement and to deregister all securities registered thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on November 19, 2003.

CROSS TIMBERS ROYALTY TRUST

By:	BANK OF AMERICA, N.A., as Trustee

	By:	/s/ NANCY G. WILLIS

Nancy G. Willis Assistant Vice President

XTO ENERGY INC.

By:	/s/ LOUIS G. BALDWIN

Louis G. Baldwin Executive Vice President and Chief financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ BOB R. SIMPSON* Bob R. Simpson	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 19, 2003

/s/ STEFFEN E. PALKO* Steffen E. Palko	Director, Vice Chairman of the Board and President	November 19, 2003

/s/ WILLIAM H. ADAMS* William H. Adams	Director	November 19, 2003

/s/ JACK P. RANDALL* Jack P. Randall	Director	November 19, 2003

/s/ SCOTT G. SHERMAN* Scott G. Sherman	Director	November 19, 2003

/s/ HERBERT D. SIMONS* Herbert D. Simons	Director	November 19, 2003

/s/ LOUIS G. BALDWIN Louis G. Baldwin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 19, 2003

/s/ BENNIE G. KNIFFEN Bennie G. Kniffen	Senior Vice President and Controller (Principal Accounting Officer)	November 19, 2003

*By:	/s/ LOUIS G. BALDWIN

Louis G. Baldwin Attorney-in-Fact

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